Exhibit 99.1

Trump Media, Crypto.com, and Yorkville America Digital Finalize Agreement for ETF Launch

America-First Investment Funds Slated to Launch in 2025

SARASOTA, Fla., April 22, 2025 (GLOBE NEWSWIRE) -- Trump Media and Technology Group Corp. (Nasdaq, NYSE Texas: DJT) (“TMTG” or the “Company”), operator of the social media platform Truth Social, the streaming platform Truth+, and the FinTech brand Truth.Fi, has signed a binding agreement to partner with Crypto.com, America’s premier crypto trading platform, and Yorkville America Digital, an America-First asset management firm, to launch a series of exchange-traded funds and exchange-traded products (collectively, “ETFs”) through the Truth.Fi brand.

The deal follows a non-binding agreement signed between the companies in March. Davis Polk & Wardwell LLP will be advising the parties on the development and launch of the products.

The ETFs, made available through Crypto.com’s broker dealer Foris Capital US LLC, are expected to comprise digital assets as well as securities with a Made in America focus spanning diverse industries such as energy. Subject to regulatory approval, the funds are expected to launch later this year and be widely available internationally including in the U.S., Europe, and Asia, across existing platforms and brokerages.

TMTG CEO and Chairman Devin Nunes said, “This agreement is a major step forward in diversifying TMTG into financial services and digital assets. We’re gratified to work with a great partners, Crypto.com and Yorkville America Digital, and look forward to bringing ETFs to the market for investors who believe both the American economy and digital assets are poised for tremendous growth.”

“Crypto.com is the leading platform to bridge crypto and traditional finance, and this agreement is a testament to those capabilities,” said Kris Marszalek, Co-Founder and CEO of Crypto.com. “This partnership gives the Trump Media ETFs global distribution powered by the Crypto.com platform. It’s a win for Trump Media, Crypto.com, CRO, and Yorkville America Digital.”

“Finalizing our agreement with Trump Media and Crypto.com for our ETF launch is a significant milestone as we work to bring to market new products that align with the America-First focus of our firm,” said Troy Rillo, CEO of Yorkville America Digital. “This is an exciting moment and we anticipate substantial interest in the ETFs upon their launch later this year.”

The ETFs are planned to launch alongside a slate of Truth.Fi Separately Managed Accounts (SMAs). The ETFs and SMAs, both of which TMTG is planning to invest in via its own cash reserves, are part of a TMTG financial services and FinTech strategy using up to $250 million to be custodied by Charles Schwab.

About TMTG

The mission of TMTG is to end Big Tech’s s assault on free speech by opening up the Internet and giving people their voices back. TMTG operates Truth Social, a social media platform established as a safe harbor for free expression amid increasingly harsh censorship by Big Tech corporations, as well as Truth+, a TV streaming platform focusing on family-friendly live TV channels and on-demand content. TMTG is also launching Truth.Fi, a financial services and FinTech brand incorporating America First investment vehicles.

About Crypto.com

Founded in 2016, Crypto.com is trusted by more than 140 million customers worldwide and is the industry leader in regulatory compliance, security and privacy. Our vision is simple: Cryptocurrency in Every Wallet™. Crypto.com is committed to accelerating the adoption of cryptocurrency through innovation and empowering the next generation of builders, creators, and entrepreneurs to develop a fairer and more equitable digital ecosystem. Learn more at https://crypto.com.

About Yorkville America Digital

Yorkville America Digital, a Florida-based asset management firm, specializes in providing branded investment products centered around the digital asset industry and Made in America businesses. With extensive knowledge of capital markets and the securities industry, Yorkville America Digital caters to the specific needs of its clients by offering tailored investment products.

Cautionary Statement About Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of TMTG, Truth.Fi, and its products and services. We have based these forward-looking statements on our current expectations about future events, including the rollout of products and features and the future plans, regulatory approval, timing and potential success of our future collaborations. The forward-looking statements included in this press release are based on our current beliefs and expectations of our management as of the date of this press release. These statements are not guarantees or indicative of future performance. Although we believe that our plans, intentions, and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions, or expectations. Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “soon,” “goal,” “intends,” or similar expressions. Forward-looking statements are not guarantees of future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations that we describe in our forward-looking statements. There may be events in the future that we are not accurately able to predict, or over which we have no control. Important assumptions and other important factors that could cause actual results to differ materially from those forward- looking statements include, but are not limited to, our ability to recognize the anticipated benefits of Truth.Fi and our future collaborations; the possibility that we may be adversely impacted by economic, business, and/or competitive factors; our ability to develop and launch new products and offerings; our ability to obtain regulatory approval; our limited operating history making it difficult to evaluate our business and prospects; our inability to effectively manage future growth and achieve operational efficiencies; our inability to grow or maintain our active user base; our inability to achieve or maintain profitability; occurrence of a cyber incident resulting in information theft, data corruption, operational disruption and/or financial loss; potential diversion of management’s attention and consumption of resources as a result of new products and strategies; and those additional risks, uncertainties and factors described in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our other filings with the Securities and Exchange Commission. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this press release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Investor Relations Contact

Shannon Devine (MZ Group | Managing Director - MZ North America)
Email: shannon.devine@mzgroup.us

Media Contact

press@tmtgcorp.com